Series 1999-C
                      BANK OF AMERICA NATIONAL ASSOCIATION
                      ------------------------------------

                          BA MASTER CREDIT CARD TRUST
-------------------------------------------------------

The information which is required to be prepared with respect to the Distribution Date of March 15, 2000, and with respect to the performance of the Trust during the related Monthly Period.

Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.       Information Regarding the Current Monthly
         Distribution (Stated on the Basis of $1,000
         Original Certificate Principal Amount)

 1.      The amount of the current monthly distribution
         in respect of Class A Monthly Principal                  $      0.00000

 2.      The amount of the current monthly distribution
         in respect of Class B Monthly Principal                  $      0.00000

 3.      The amount of the current monthly distribution
         in respect of  Collateral Monthly Principal              $      0.00000

 4.      The amount of the current monthly distribution
         in respect of Class A Monthly Interest                   $      4.94208

 5.      The amount of the current monthly distribution
         in respect of Class A Deficiency Amounts                 $      0.00000

 6.      The amount of the current monthly distribution
         in respect of Class A Additional Interest	               $      0.00000

 7.      The amount of the current monthly distribution
         in respect of Class B Monthly Interest                   $      5.14347

 8.      The amount of the current monthly distribution
         in respect of Class B Deficiency Amounts                 $      0.00000

 9.      The amount of the current monthly distribution
         in respect of Class B Additional Interest                $      0.00000

10.      The amount of the current monthly distribution
         in respect of Collateral Monthly Interest                $      5.57042

11.      The amount of the current monthly distribution
         in respect of any accrued and unpaid Collateral
         Minimum Monthly Interest                                 $      0.00000

B.       Information Regarding the Performance of the Trust

 1.      Collection of Principal Receivables

(a)     The aggregate amount of Collections of Principal
        Receivables processed During the related Monthly
        Period which were allocated in respect of the Class A
        Certificates                                            $  56,171,977.37

(b)     The aggregate amount of Collections of Principal
        Receivables processed during the related Monthly
        Period which were allocated in respect of the Class B
        Certificates                                            $   3,571,628.62

(c)     The aggregate amount of Collections of Principal
        Receivables processed during the related Monthly
        Period which were allocated in respect of the Excess
        Collateral                                              $   5,195,096.17

 2.	Principal Receivables in the Trust

(a)     The aggregate amount of Principal Receivables
        in the Trust as of the end of the day on the last
        day of the related Monthly Period                      $9,306,701,320.97
(b)     The amount of Principal Receivables in the Trust
        represented by the Investor Interest of Series 1999-C
        as of the end of the day on the last day of the
        related Monthly Period                                  $ 500,000,000.00

(c)     The amount of Principal Receivables in the Trust
        represented by the Series 1999-C Adjusted Investor
        interest as of the end of day on the last day of the
        related Monthly Period                                  $ 500,000,000.00

(d)     The amount of Principal Receivables in the Trust
        represented by the Class A Investor Interest as of
        the end of the day on the last day of the related
        Monthly Period                                         $  432,500,000.00

(e)     The amount of Principal Receivables in the Trust
        represented by the Class A Adjusted Investor Interest
        as of the end of day on the last day of the related
        Monthly Period                                         $  432,500,000.00

(f)     The amount of Principal Receivables in the Trust
        represented by the Class B Investor Interest as
        of the end of the day on the last day of the related
        Monthly Period                                         $   27,500,000.00

(g)	     The amount of Principal Receivables in the Trust
         represented by the Class B Adjusted Interest as
         of the end of the day on the last day of the related
         Monthly Period                                        $   27,500,000.00

(h)	     The amount of Principal Receivables in the Trust
         represented by the Collateral Interest Amount as
         of the end of the day on the last day of the related
         Monthly Period                                        $   40,000,000.00

(i)      The amount of Principal Receivables in the Trust
         represented by the Collateral Interest Adjusted
         Amount as of the end of the day on the last day of the
         related Monthly Period                              $     40,000,000.00

(j)	     The Floating Investor Percentage with respect
         to the related Monthly Period                                   5.3072%

(k)	     The Class A Floating Allocation with respect to
         the related Monthly Period                                       86.50%

(l)	     The Class B Floating Allocation with respect to
         the related Monthly Period                                        5.50%

(m)	     The Collateral Floating Allocation with respect
         to the related Monthly Period                                     8.00%

(n)	     The Fixed Investor Percentage with respect to
         the related Monthly Period                                          N/A

(o)	     The Class A Fixed Allocation with respect to
         the related Monthly Period                                          N/A

(p)	     The Class B Fixed Allocation with respect to
         the related Monthly Period                                          N/A

(q)	     The Collateral Fixed Allocation with respect to
         the related Monthly Period                                          N/A

3.	      Delinquent Balances

The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last
day of the related Monthly Period:
	Aggregate       Percentage of
                                          Account            Total
                                          Balance        Receivables

     (a)  31 - 60 days                $144,981,477.55          1.5268%
     (b)  61 - 90 days                $ 95,750,964.47          1.0083%
     (c)  91 - or more days           $198,171,825.00          2.0869%
         Total                        $438,904,267.02          4.6220%

4. 	Investor Default Amount

(a)	The Aggregate Investor Default Amount for the
         related Monthly Period                                $    2,972,104.18

(b)	The Class A Investor Default Amount for the
         related Monthly Period                                $    2,570,870.12

(c)     	The Class B Investor Default Amount for the
         related Monthly Period                                $      163,465.73

(d)	The Collateral Default Amount for the related
         Monthly Period                                        $      237,768.33

5.	Investor Charge Offs

(a)	The aggregate amount of Class A Investor Charge
         Offs for the related Monthly Period                   $           0.00

(b)	The aggregate amount of Class A Investor Charge
         Offs set forth in 5(a) above per $1,000 of original
         certificate principal amount                          $           0.00

(c)	The aggregate amount of Class B Investor Charge
         Offs for the related Monthly Period                   $           0.00

(d)	The aggregate amount of Class B Investor Charge
         Offset forth in 5(c) above per $1,000 of original
         certificate principal amount                          $           0.00

(e)	The aggregate amount of Collateral Charge Offs
         for the related Monthly Period                        $           0.00

(f)	The aggregate amount of Collateral Charge Offs
         set forth in 5(e) above per $1,000 of original
         certificate principal amount                          $           0.00

(g)	The aggregate amount of Class A Investor Charge
         Offs reimbursed on the Transfer Date immediately
         preceding this Distribution Date                      $           0.00

(h)	The aggregate amount of Class A Investor Charge
         Offs set forth in 5(g) above per $1,000 original
         certificate principal amount reimbursed on the
         Transfer Date immediately preceding this
         Distribution Date                                    $           0.00

 (i)	The aggregate amount of Class B Investor Charge
         Offs reimbursed on the Transfer Date immediately
         preceding this Distribution Date                     $           0.00

(j)	The aggregate amount of Class B Investor Charge
         Offs set forth in 5(i) above per $1,000 original
         certificate principal amount reimbursed on the
         Transfer Date immediately preceding this
         Distribution Date                                   $           0.00

(k)	The aggregate amount of Collateral Charge Offs
         reimbursed on the Transfer Date immediately
         preceding this Distribution Date                    $           0.00

(l)	The aggregate amount of Collateral Charge Offs
         set forth in 5(k) above per $1,000 original
         certificate principal amount reimbursed on the
         Transfer Date immediately preceding
         Distribution Date                                  $           0.00

 6.	Investor Servicing Fee

(a)	The amount of the Class A Servicing Fee payable
         by the Trust to the Servicer for the related
         Monthly Period                                     $     270,312.50

(b)	The amount of the Class B Servicing Fee payable
         by the Trust to the Servicer for the related
         Monthly Period                                     $      17,187.50

(c)	The amount of the Collateral Servicing Fee
         payable by the Trust to the Servicer for the
         related Monthly Period                             $      25,000.00

(d)	The amount of Servicer Interchange payable by
         the Trust to the Servicer for the related
         Monthly Period                                     $     520,833.33

 7.	Reallocations

(a)	The amount of Reallocated Collateral Principal
         Collections with respect to this Distribution Date $           0.00

(b)	The amount of Reallocated Class B Principal
         Collections with respect to this Distribution Date $           0.00

(c)	The Collateral Interest as of the close of
         business on this Distribution Date                 $  40,000,000.00

(d)	The Collateral Interest Adjusted Amount as of
         the close of business on this Distribution Date    $  40,000,000.00

(e)	The Class B Investor Interest as of the close
         of business on this Distribution Date             $   27,500,000.00

(f)	The Class B Adjusted Investor Interest as of
         the close of business on this Distribution Date   $   27,500,000.00

(g)	The Class A Investor Interest as of the close
         of business on this Distribution Date             $  432,500,000.00

(h)	The Class A Adjusted Investor Interest as of
         the close of business on this Distribution Date   $  432,500,000.00

 8.	Collection of Finance Charge Receivables

(a)	The aggregate amount of Collections of Finance
         Charge Receivables processed during the related
         Monthly Period which were allocated in respect of
         the Class A Certificates                          $    6,899,253.94

(b)	The aggregate amount of Collections of Finance
         Charge Receivables processed during the related
         Monthly Period which were allocated in respect of
         the Class B Certificates                          $      438,680.89

(c)	The aggregate amount of Collections of Finance
         Charge Receivables processed during the related
         Monthly Period which were allocated in respect of
         the Collateral Interest                          $       6387,081.28

9.	Principal Funding Account

(a)	The principal amount on deposit in the Principal
         Funding Account on the related Transfer Date     $             0.00

(b)	The Accumulation Shortfall with respect to the
         related Monthly Period                           $             0.00

(c)	The Principal Funding Investment Proceeds
         deposited in the Finance Charge Account on
         the related Transfer Date to be treated as
         Class A Available Funds                          $             0.00

(d)	The Principal Funding Investment Proceeds
         deposited in the Finance Charge Account on
         the related Transfer Date to be treated as
         Class B Available Funds                          $             0.00

10.	Reserve Account

(a)     Reserve Draw Amount                               $             0.00

(b)	The amount of all or the portion of the
         Reserve Draw Amount deposited in the Finance
         Charge Account on the related Transfer Date
         from the Reserve Account                         $             0.00

11.	Available Funds

(a)	The amount of Class A Available Funds on deposit
         in the Finance Charge Account on the related
         Transfer Date                                    $    6,899,253.94

(b)	The amount of Class B Available Funds on deposit
         in the Finance Charge Account on the related
         Transfer Dat                                     $      438,680.89
(c)	The amount of Collateral Available Funds on
         deposit in the Finance Charge Account on the
         related Transfer Date                            $      638,081.28

12.	Portfolio Yield

(a)	The Portfolio Yield (Note that this amount is
         calculated on a net basis) for the related
         Monthly Period                                            13.2593%


(c)	The Portfolio Adjusted Yield for the related
         Monthly Period                                             4.4540%

C.	Floating Rate Determinations

1. 	LIBOR for the Interest Period ending on this
         Distribution Date                                         5.88500%


Class A Certificate Rate                                           6.13500%
Class B Certificate Rate                                           6.38500%



BANK OF AMERICA, NATIONAL
ASSOCIATION (USA),
(formerly known as Bank of America
National Association)
Transferor and Servicer


By:  /s/ David M. Belk
Name:  David M. Belk
Title:    Senior Vice President